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                                 AFFILIATE AGREEMENT


United Wisconsin Services, Inc.
401 West Michigan Avenue
Milwaukee, WI  53203


Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger (the "Agreement and Plan of Merger") dated as of July 31, 1996, by and among United Wisconsin Services, Inc., a Wisconsin corporation ("UWSI"), Blue Cross & Blue Shield United of Wisconsin, American Medical Security Group, Inc., a Delaware corporation (the "Company") and Wallace J. Hilliard (individually and as trustee) and Ronald A. Weyers (individually and as successor trustee), which provides that the Company will be merged with and into UWSI (the "Merger") and the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into a combination of shares of common stock of UWSI ("UWSI Common Stock") and cash.

         The undersigned has been advised that the issuance of shares of UWSI Common Stock to the undersigned in connection with the Merger has been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration does not cover any resale or other disposition of UWSI Common Stock. The undersigned also has been advised that the undersigned may be deemed to be an affiliate of the Company within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of UWSI Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof.

         The undersigned represents and warrants to and agrees with UWSI as follows:

         (a) The undersigned has full power to execute this Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder.

         (b) The undersigned will not sell, exchange, transfer or otherwise dispose of any shares of UWSI Common Stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect

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to any Restricted Securities, unless such sale, exchange, transfer or disposition is effected (i) in conformity with the terms of Rule 145(d) or (ii) pursuant to an effective registration statement under the Securities Act (provided that the undersigned may make bona fide gifts or other dispositions without consideration so long as the recipients thereof agree not to sell, exchange, transfer or otherwise dispose of the UWSI Common Stock except as provided herein). If UWSI or its counsel reasonably believes that the provisions of Rule 145 have not been or would not be complied with, or if requested by UWSI or its counsel in connection with a proposed disposition other than pursuant to Rule 145 or in a registered offering, the undersigned shall furnish to UWSI a copy of a "no action" letter or other communication from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to UWSI and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act (which provisions are incorporated into Rule 145(d)) have been complied with or that the disposition may be otherwise effected in the manner proposed in compliance with the Securities Act.

         (c) The undersigned has no present plan or intent, and as of the effective date of the Merger shall have no present plan or intent, to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners, a corporation to its shareholders, or a trust to its beneficiaries), redemption, pledge or reduction in any way of the undersigned's risk of ownership, by short sale or otherwise, or other disposition, directly or indirectly (collectively, a "Sale") with respect to any of the UWSI Common Stock to be received by the undersigned in the Merger. The undersigned is not aware of, or participating in any plan or intent on the part of any of the shareholders (a "Plan") to engage in any Sale of the UWSI Common Stock to be issued in the Merger. A Sale of UWSI Common Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related to, the Merger (a "Related Transaction"). In addition, Company shares (i) with respect to which dissenters' rights are exercised and (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction, shall be considered to be shares that are exchanged for UWSI Common Stock which are disposed of pursuant to a Plan.

         The undersigned understands that stop transfer instructions will be given to UWSI's transfer agent with respect to the Restricted Securities and agrees that no transfers of the Restricted Securities will be made by UWSI unless and until the undersigned has complied with the provisions of this Agreement. The undersigned also understands that there will be placed on the certificates for the Restricted Securities, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145, PROMULGATED UNDER THE

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    SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE
    SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND UWSI CO., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF UWSI CO."

         UWSI agrees that such stop transfer instructions and legend will be promptly removed upon the sale, exchange, transfer or other disposition of Restricted Securities in full compliance with the provisions of this Agreement.

         This Agreement shall be binding upon, and enforceable against administrators, executors, personal representatives, heirs, legatees and devisees of the undersigned and any pledgee holding the Restricted Securities as collateral.

                                  Very truly yours,


                                  --------------------------------
                                  Signature


                                  --------------------------------
                                  Print Name
Agreed to and accepted this
_____ day of _________, 1996

UNITED WISCONSIN SERVICES, INC.


By:
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Title:
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